SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                          Chesterfield Financial Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                          Chesterfield Financial Corp.
                           10801 South Western Avenue
                             Chicago, Illinois 60643

                                October 11, 2002

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Chesterfield Financial Corp. (the "Company"). Our Annual Meeting will be held at the main office of the Company, 10801 South Western Avenue, Chicago, Illinois, on Tuesday, November 19, 2002 at 12:00 noon, local time.

         The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

         The business to be conducted at the Annual Meeting consists of the election of two directors and the ratification of the appointment of independent auditors for the fiscal year ending June 30, 2003. The Board of Directors of the Company unanimously recommends a vote "FOR" each matter to be considered.

         On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, whether or not you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

                                    Sincerely,


                                    /s/ Michael E. DeHaan
                                    ---------------------
                                    Michael E. DeHaan
                                    Chairman, President and
                                    Chief Executive Officer

                          Chesterfield Financial Corp.
                           10801 South Western Avenue
                             Chicago, Illinois 60643
                                 (773) 239-6000

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On November 19, 2002

         Notice is hereby given that the Annual Meeting of Stockholders of Chesterfield Financial Corp. (the "Company") will be held at the main office of the Company, 10801 South Western Avenue, Chicago, Illinois, on November 19, 2002 at 12:00 noon, local time.

         A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon:

         1. The election of two directors;

         2. The ratification of the appointment of Crowe, Chizek and Company LLP as independent auditors of the Company for the fiscal year ending June 30, 2003; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, including all adjournments of the Annual Meeting. Stockholders of record at the close of business on October 1, 2002, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at 10801 South Western Avenue, Chicago, Illinois, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                                             By Order of the Board of Directors

                                             /s/ Richard E. Urchell
                                             -----------------------------
                                             Richard E. Urchell
                                             Corporate Secretary
October 11, 2002
Chicago, Illinois


--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                          Chesterfield Financial Corp.
                           10801 South Western Avenue
                             Chicago, Illinois 60643
                                 (773) 239-6000

                         ANNUAL MEETING OF STOCKHOLDERS
                                November 19, 2002

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Chesterfield Financial Corp. (the "Company" or "Chesterfield Financial") to be used at the Annual Meeting of Stockholders of the Company, which will be held at the main office of the Company, 10801 South Western Avenue, Chicago, Illinois, on November 19, 2002, at 12:00 noon, local time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about October 17, 2002.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" the proposals set forth in this proxy statement for consideration at the annual meeting.

         A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the annual meeting.

--------------------------------------------------------------------------------
                                VOTING SECURITIES
--------------------------------------------------------------------------------

         Holders of record of the Company's common stock, par value $0.01 per share, as of the close of business on October 1, 2002 (the "Record Date") are entitled to one vote for each share then held, except as described below. As of the Record Date, the Company had 3,821,975 shares of common stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum at this annual meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented, at the time of this annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

         In accordance with the provisions of the Company's Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit.

--------------------------------------------------------------------------------
                 VOTING PROCEDURES AND METHOD OF COUNTING VOTES
--------------------------------------------------------------------------------


         As to the election of Directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the two nominees proposed by the Board, or to WITHHOLD authority to vote for the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

         As to the ratification of Crowe, Chizek and Company LLP as independent auditors of the Company, by checking the appropriate box, a stockholder may: (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked "ABSTAIN."

         Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board. If there are insufficient votes to approve any matter presented at the annual meeting, the annual meeting may be adjourned from time to time in order to permit further solicitation of proxies.

--------------------------------------------------------------------------------
                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------


         Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. Based on these reports, the following table sets forth, as of October 1, 2002, the shares of common stock beneficially owned by persons who beneficially own more than 5% of the Company's outstanding shares of common stock.

                                           Amount of Shares
                                           Owned and Nature   Percent of Shares
         Name and Address of                of Beneficial      of Common Stock
          Beneficial Owners                   Ownership          Outstanding
         -------------------               ----------------   -----------------

Chesterfield Federal Savings and Loan           344,379            9.0%
   Association of Chicago Employee Stock
   Ownership Plan
10801 South Western Avenue
Chicago, Illinois  60643

SuNOVA Partners, L.P. (1)                       244,800            6.4%
SuNOVA Holdings, LLC
SuNOVA Capital, LP
SuNOVA, LLC
Matthew Byrnes
Felice Gelman
780 Third Avenue
30th Floor
New York, New York   10017

-----------------------------
(1) As disclosed in a Form 13-G/A filed with the SEC on February 14, 2002.

                       PROPOSAL I - ELECTION OF DIRECTORS


         The Company's Board of Directors consists of six persons. The Company's Bylaws provide that one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year term and until their respective successors shall have been elected and shall qualify. Two Directors will be elected at the Company's annual meeting to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated C.C. DeHaan and Richard
E. Urchell for election as Directors, each of whom is currently a member of the Board of Directors.

         The following table sets forth certain information, as of October 1, 2002, regarding the Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by the proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

                                                                                                    Shares
                                Position(s) With                     Director      Expiration    Beneficially   Percent of
          Name                    the Company             Age        Since(1)       of Term        Owned(2)        Class
---------------------------------------------------------------------------------------------------------------------------
                                                        NOMINEES

C.C. DeHaan(3)                      Director              70           1967           2005        45,914(4)        1.2%
Richard E. Urchell          Director, Vice President      66           1995           2005        37,340(5)        1.0%
                                 and Secretary


                                             DIRECTORS CONTINUING IN OFFICE

Michael E. DeHaan(3)        Chairman, President and       58           1974           2003        107,105(6)       2.8%
                            Chief Executive Officer
Robert T. Mangan                    Director              73           1979           2004        32,914(4)          *
Donald D. Walters                   Director              73           1987           2004        15,914(4)          *
David M. Steadman                   Director              53           1988           2003        32,914(4)          *
All directors and
   executive officers as
   a group (6 persons)                --                  --           --             --           272,101         7.0%

----------------------------------
*    Less than 1%
(1) Reflects initial appointment to the Board of Directors of Chesterfield Federal Savings and Loan Association of Chicago or its predecessors, except as otherwise indicated.
(2) Unless otherwise indicated, each person effectively exercises sole (or shared with spouse) voting and dispositive power as to the shares reported.
(3)  Michael E. DeHaan and C.C. DeHaan are second cousins.
(4) Includes 4,305 shares subject to options that are exercisable within 60 days of October 1, 2002. Also includes 8,609 shares granted to each outside director under the 2001 Recognition and Retention Plan that are subject to future vesting, but as to which voting may currently be directed.
(5) Includes 8,609 shares subject to options that are exercisable within 60 days of October 1, 2002. Also includes 17,219 shares granted under the 2001 Recognition and Retention Plan that are subject to future vesting, but as to which voting may currently be directed, and 1,312 shares allocated under Chesterfield Federal's Employee Stock Ownership Plan.
(6) Includes 21,534 shares subject to options that are exercisable within 60 days of October 1, 2002. Also includes 43,047 shares granted under the 2001 Recognition and Retention Plan that are subject to future vesting, but as to which voting may currently be directed, and 2,534 shares allocated under Chesterfield Federal's Employee Stock Ownership Plan.

         The business experience for the past five years of each of Chesterfield Financial's directors and executive officers is as follows:

         Michael E. DeHaan. Mr. DeHaan has served as Chesterfield Financial's Chairman, President and Chief Executive Officer since its formation in January 2001. Mr. DeHaan has been employed by Chesterfield Federal Savings and Loan Association of Chicago since 1967, and has served as President and Chief Executive Officer since 1983 and Chairman of the Board since 1991.

         C.C. DeHaan. Prior to his retirement in 1993, Mr. DeHaan served as President of Chesterfield Federal's wholly owned subsidiary, Chesterfield Service Corporation (now named Chesterfield Insurance Services, L.L.C.).

         Robert T. Mangan. Mr. Mangan is the Secretary/Treasurer of Mangan Realty, where he has worked since 1960.

         David M. Steadman. Mr. Steadman is a self-employed attorney and real estate broker, and has owned Steadman Realty Co. since 1981.

         Richard E. Urchell. Mr. Urchell has served as Chesterfield Financial's Vice President and Secretary since its formation in January 2001. Mr. Urchell has been employed by Chesterfield Federal since 1977, and has served as Vice President and Secretary since 1992.

         Donald D. Walters. Prior to his retirement in 1994, Mr. Walters served as Vice President and Treasurer of Chesterfield Federal.

Meetings of the Board and Committees of the Board

         The Board of Directors of Chesterfield Financial meets quarterly, or more often as necessary. The Board of Directors of the Company has an Audit Committee, a Nominating Committee and a Compensation Committee. The Board of Directors of Chesterfield Financial met 12 times since in fiscal 2002. No Director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of committee meetings on which he or she served during fiscal 2002, including Board and committee meetings of Chesterfield Federal.

         The Audit Committee ensures compliance with regulations and internal policies and procedures. The Audit Committee met once in fiscal 2002. This committee recommends the accounting firm to perform Chesterfield Financial's annual audit and acts as a liaison between the auditors and the Board. The current members of this committee are Directors Steadman, Walters and Mangan, each of whom is a non-employee director.

         The Nominating Committee meets annually in order to nominate candidates for membership on the Board of Directors. The Nominating Committee met once in fiscal 2002. This committee is comprised of the Board members who are not standing for election.

         The Compensation Committee reviews executive compensation matters. The Compensation Committee met once in fiscal 2002. The current members of this committee are Directors Steadman and Mangan.

Audit Committee Report

         In accordance with rules established by the SEC, the Audit Committee has prepared the following report for inclusion in the proxy statement. Each member of the Audit Committee satisfies the definition of independent director as established by the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Audit Committee.

         As part of its ongoing activities, the Audit Committee has:

         o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended June 30, 2002;

         o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

         o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and be filed with the SEC.

         This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               The Audit Committee

                                Robert T. Mangan
                                David M. Steadman
                                Donald D. Walters

Compensation of Directors of Chesterfield Financial

         Directors do not receive compensation for their service on the board of Chesterfield Financial. Directors were paid an annual retainer fee of $15,000 for the year ended June 30, 2002 for their service on the board of Chesterfield Federal. Directors do not receive additional fees for their service on committees.

         Supplemental Benefit Plan for Outside Directors. Chesterfield Federal maintains a supplemental benefit plan for outside directors to provide retirement income to participants upon their resignation or termination from the Board of Directors. Messrs. C.C. DeHaan, Robert Mangan, David Steadman, and Donald Walters are the initial participants in this plan. The Board may, in its discretion, designate additional outside directors as participants. The plan administrator maintains an account for each participant. Participants become vested in their retirement benefits under this plan upon the earlier of death, disability, a change in control, or completion of four years of continuous service. Retirement benefits are payable in installments of $1,000 per month for a period of 120 months. Notwithstanding the foregoing, upon a change in control, a participant will be entitled to the present value of his vested retirement benefit (or, if payments have already commenced, the remainder thereof) in the form of a lump sum, payable as soon as practicable following the change in control. If a participant dies before payments of his vested retirement benefit have commenced, or after payments have commenced, payments will be made to his beneficiary. The plan is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the plan are payable from the general assets of Chesterfield Federal; however, Chesterfield Federal has approved the establishment of a rabbi trust to ensure that sufficient assets will be available to pay the benefits under the plan.

         Deferred Compensation Plan for Directors. Chesterfield Federal maintains an unfunded deferred compensation plan for directors pursuant to which directors may elect to defer all or a portion of their annual fees. Interest on the deferred fees will be credited at the greater rate of 7%, with daily compounding, or the rate offered by Chesterfield Federal to individual customers on the first day of each calendar year for 18-month IRA accounts. Upon a participant's death, retirement, resignation or removal, amounts deferred under this plan, including accumulated interest, will be paid to the participant or his beneficiary over a period of up to ten years, as determined by a majority vote of the remaining directors. Payments will commence on the first day of the calendar year following the year in which the director ceases to be a director. Upon the death of a former director prior to the expiration of the period during which the deferred amounts are payable, the balance of the deferred fees and interest will be paid either in installments to the participant's beneficiary or in a lump sum, as determined by the Board. The plan is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the plan are payable from the general assets of Chesterfield Federal; however, Chesterfield Federal has approved the establishment of a rabbi trust to ensure that sufficient assets will be available to pay the benefits under the plan.

Executive Compensation

         The following table sets forth information concerning the compensation paid or granted to Chesterfield Federal's Chief Executive Officer. No other executive officer of Chesterfield Federal had aggregate annual compensation in excess of $100,000 in fiscal 2002.


                                              Annual Compensation               Long-Term Compensation
                                    -----------------------------------------  --------------------------
                                                                                 Awards        Payouts
                                                                               ----------    ----------
                           Year                                   Other        Restricted
                           Ended                                  Annual         Stock        Options/     LTIP        All Other
  Principal Position      6/30(1)    Salary        Bonus      Compensation(2)   Awards(3)      SARS(#)     Payouts    Compensation
----------------------   ---------  ---------    ---------    ---------------  -----------   ----------   ---------  --------------
Michael E. DeHaan,         2002      $220,800     $12,531        $ 15,000          $695,209    107,618       --        $ 122,106(4)
Chairman, President and    2001       213,600      12,115          15,000                --         --       --          117,389(4)
Chief Executive Officer


----------------------
(1) Summary compensation information is excluded for the fiscal year ended June 30, 2000, as Chesterfield Financial was not a public company during that period.
(2) Consists of director's fees of $15,000. Does not include the aggregate amount of other personal benefits, which did not exceed 10% of the total salary and bonus reported.
(3) Amounts reported in this column represent the fair value of restricted stock awards at the date of the award. Awards vest over five years. Dividends paid with respect to all shares awarded are paid to the recipient of the award.
(4) Consists of contributions to the Chesterfield Profit Sharing Plan, the Supplemental Profit Sharing Plan and the Non-qualifying Retirement Plan for Inside Directors, and the fair value of shares allocated to Chesterfield Federal's Employee Stock Ownership Plan and phantom shares allocated to the Supplemental Employee Stock Ownership Plan.

Compensation Committee Interlocks and Insider Participation

         Chesterfield Financial does not independently compensate its executive officers, directors, or employees. Chesterfield Federal's Compensation Committee retains the principal responsibility for the compensation of the President and Chief Executive Officer. The Compensation Committee consists of Directors Mangan and Steadman.

         During the fiscal year ended June 30, 2002, Chesterfield Financial had no "interlocking" relationships in which (1) any Executive Officer is a member of the Board of Directors of another entity, one of whose executive officers is a member of Chesterfield Financial's Board of Directors, or (2) any Executive Officer is a member of the compensation committee of another entity, one of whose executive officers is a member of Chesterfield Financial's Board of Directors. During the year ended June 30, 2002 the Compensation Committee met one time.

Report of the Compensation Committee on Executive Compensation

         Under rules established by the SEC, Chesterfield Financial is required to provide certain data and information in regard to the compensation and benefits provided to Chesterfield Financial's Chief Executive Officer and other executive officers of Chesterfield Financial. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, Chesterfield Federal's Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

         The Board has delegated to the Compensation Committee the responsibility of assuring that the compensation of the Chief Executive Officer is consistent with the compensation strategy, competitive practices, the performance of Chesterfield Federal, and the requirements of appropriate regulatory agencies. Only non-employee directors serve on the Compensation Committee and participate in executive compensation decision-making. Any cash compensation paid to executive officers is paid by Chesterfield Federal. Chesterfield Financial does not currently pay any cash compensation to executive officers.

         The primary goal of Chesterfield Federal and its Compensation Committee is to provide an adequate level of compensation and benefits in order to attract and retain key executives. The performance of each officer is reviewed annually to determine his or her contribution to the overall success of the institution.

                           The Compensation Committee

                                Robert T. Mangan
                                David M. Steadman

Stock Performance Graph

         Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Company's common stock for the period beginning with the last trade of the Company's stock on May 2, 2001, as reported by the Nasdaq National Market, through June 30, 2002, (b) the cumulative total return on stocks included in the Nasdaq Composite Index over such period, and (c) the cumulative total return of stocks included in the SNL Financial All Thrifts Index over such period. In prior years, the Company used the S&P Savings and Loan Companies Index as its peer group for purposes of this performance graph. This Index was discontinued after December 31, 2001. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.


           [GRAPHIC - TOTAL RETURN PERFORMANCE PLOTTED POINTS BELOW]


----------------------------------------------------------------------------------------------------------------------
                                          5/02/01      6/30/01      9/30/01      12/31/01      3/31/02      6/30/02
--------------------------------------- ------------ ------------ ------------- ------------ ------------ ------------
Chesterfield Financial Corp.               100.00       109.08       109.82        119.78       128.79       132.89
--------------------------------------- ------------ ------------ ------------- ------------ ------------ ------------
NASDAQ Total US                            100.00        97.67        67.78         88.10        83.48        66.55
--------------------------------------- ------------ ------------ ------------- ------------ ------------ ------------
Thrifts (All)                              100.00       110.47       109.77        106.32       116.91       130.92
--------------------------------------- ------------ ------------ ------------- ------------ ------------ ------------
S & P Savings & Loan Companies             100.00       112.16       110.75         99.06
----------------------------------------------------------------------------------------------------------------------

         General Benefits. Chesterfield Federal currently provides health care benefits, including medical, disability and group life insurance, subject to certain deductibles and co-payments, for its full time employees.

         Employment Agreement. Chesterfield Federal has entered into an employment agreement with its Chairman, President and Chief Executive Officer Michael E. DeHaan, which provides for a term of 36 months. On each anniversary date, the agreement extends for an additional 12 months, so that the remaining term shall be 36 months, unless notice of non-renewal is given. If the agreement is not renewed, the agreement expires 36 months following the anniversary date. The current annual base salary for Mr. DeHaan is $220,800. The base salary may be increased but not decreased. In addition to the base salary, the agreement provides for, among other things, insurance benefits, including lifetime health benefits for Mr. DeHaan and his spouse that convert to supplemental Medicare coverage upon reaching age 65, and participation in other employee and fringe benefits applicable to executive personnel. The agreement provides for termination of the executive by Chesterfield Federal for cause at any time. In the event Chesterfield Federal terminates the executive's employment during the term of the agreement for reasons other than cause, or in the event of the executive's resignation from Chesterfield Federal upon (i) failure to re-elect the executive to his current offices, (ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment by more than 30 miles, (iii) liquidation or dissolution of Chesterfield Federal, or (iv) a breach of the agreement by Chesterfield Federal, the executive, or in the event of death, his beneficiary, would be entitled to severance pay in an amount equal to three times his highest rate of base salary and bonus, which would be approximately $701,000 if termination occurred in 2002. Chesterfield Federal would also continue the executive's life and, if applicable, dental coverage for the remaining unexpired term of the agreement. In the event the payments to the executive would include an "excess parachute payment" as defined in the Internal Revenue Code, the payments would be reduced in order to avoid having an excess parachute payment.

         The executive's employment may be terminated upon his attainment of age 65 or a later age as may be required by law or consented to by the board of directors. Upon Mr. DeHaan's retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by Chesterfield Federal. In the event of the executive's disability for a period of six months, Chesterfield Federal may terminate the agreement provided that Chesterfield Federal will be obligated to pay the executive a bi-weekly payment equal to three quarters of the executive's bi-weekly rate of base salary, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by Chesterfield Federal. The disability payments shall end on the earlier of (i) the date the executive returns to full-time employment with Chesterfield Federal or another employer,
(ii) his attainment of age 65, or (iii) his death.

         Severance Plan for Officers and Employees. Chesterfield Federal has entered into a severance plan for the benefit of its officers and employees. Employees who have worked at Chesterfield Federal for one or more years are eligible to participate in the plan. Upon a change in control of Chesterfield Federal followed within two years by the involuntary or, in certain instances, voluntary termination of the non-officer employee's employment, other than termination for cause, Chesterfield Federal or its successor will pay a non-officer employee an amount equal to the following: for every two years of employment, one month's base salary or rate of pay paid by Chesterfield Federal or its successor for the last full calendar month of employment prior to the termination. The maximum cash severance benefit for non-officer employees is six months of salary. An employee who has worked for Chesterfield Federal for at least one year but less than two years will be entitled to one month's severance benefits. In addition, Chesterfield Federal will continue life and medical coverage for one month for every two years of the non-officer employee's employment, up to six months of coverage.

         Upon a change in control of Chesterfield Federal followed within two years by the involuntary or in certain instances, voluntary termination of a participating officer's employment, other than termination for cause, Chesterfield Federal or its successor will pay the executive an amount equal to the wages, salary, bonus and incentive cash compensation paid by Chesterfield Federal to the officer for the 12-month period ending on the date of termination. In addition, Chesterfield Federal will continue life and medical coverage for a period of 12 months following the officer's termination of employment. Employees who are covered by an employment agreement are not eligible for the severance.

         Employee Stock Ownership Plan and Trust. Chesterfield Federal has implemented an employee stock ownership plan in connection with its conversion to stock form. Employees with at least one year of employment with Chesterfield Federal and who have attained age 18 are eligible to participate.

         A participant who terminates employment for reasons other than death, retirement, or disability prior to five years of credited service under the employee stock ownership plan will forfeit his benefits. Unvested benefits will become fully vested upon five years of credited service, or prior to five years of credited service in connection with a participant's death or disability or termination of the plan. In the event of a change in control (as defined in the plan) the employee stock ownership plan will terminate.

         In connection with the establishment of the employee stock ownership plan, Chesterfield Federal established a committee of non-employee directors to administer the employee stock ownership plan. Chesterfield Federal appointed an independent financial institution to serve as trustee of the employee stock ownership plan. The employee stock ownership plan trustee, subject to its fiduciary duty, must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of participating employees. Under the employee stock ownership plan, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock, so long as the vote is in accordance with the provisions of ERISA.

         Supplemental Benefit Plan. Chesterfield Federal maintains a supplemental benefit plan for inside directors to provide retirement income to participants upon their separation from service due to termination of employment, death, disability, or upon a change in control. Messrs. Michael DeHaan and Richard Urchell are the initial participants in this plan. The Board of Directors may, in its discretion, designate additional inside directors as participants. In the case of Director DeHaan, the total retirement benefit from this plan, when added to his benefits under the tax-qualified plan (other than the employee stock ownership plan) and the OBRA Recapture Plan, discussed below, is intended to provide an annual retirement benefit equal to 70% of his salary. In the case of Director Urchell, his retirement benefit under this plan will be an annual payment of $24,000 (without offset for other retirement benefits). Upon retirement, Messrs. DeHaan and Urchell will be entitled to their account balances, payable in annual installments over periods of 20 and 15 years, respectively, unless they elect another form of payment. In the event of a participant's death before payments under this plan have commenced or before benefits are completely paid, benefits will be paid to the participant's beneficiary. The plan is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the plan are payable from the general assets of Chesterfield Federal; however, Chesterfield Federal has approved the establishment of a rabbi trust to ensure that sufficient assets will be available to pay the benefits under the plan.

         OBRA Recapture Benefit Plan. Chesterfield Federal maintains a supplemental benefit plan to provide retirement income to a participant that he would otherwise be entitled to receive under Chesterfield Federal's tax-qualified plans but for the cut-backs in benefits due to certain tax law limits enacted under the Omnibus Budget Reconciliation Act of 1993 ("OBRA"). Mr. Michael DeHaan is currently the only participant in this plan. The account of the participant is credited annually with the amount by which the participant's maximum contribution, as defined in the OBRA Recapture Plan, under the profit sharing plan (formerly a money purchase pension plan) exceeds his actual contribution, as defined in the OBRA Recapture Plan. The participant's account is also credited annually with interest at a rate equal to the greater of: (i) 7% per annum, compounded daily, or (ii) the interest rate for one-year certificate of deposits as paid by Chesterfield Federal. In addition, with respect to a participant eligible to participate as of the effective date of the plan, an amount will be credited to the account of each participant in an amount equal to the amount that would have been in the participant's account, as of that date, had the plan been in effect on July 1, 1994.

         In connection with the Company's stock offering and adoption of the employee stock ownership plan, the OBRA Recapture Benefit Plan was amended to include a sub-account for contributions that cannot be made to the employee stock ownership plan due to certain tax law limits. This sub-account is credited each year with a number of units of phantom stock pursuant to a formula intended to provide the participants with the full value of benefits lost under the employee stock ownership plan, after taking into consideration such factors as the administrator deems relevant, including the existence of an outstanding loan under the employee stock ownership plan. This sub-account was also credited with dividends and earnings on dividends, and will receive additional units of phantom stock in the event of a stock dividend or stock split of Chesterfield Financial. A unit of phantom stock will be equivalent in value to a share of common stock of Chesterfield Financial. Upon the participant's separation from service, the participant will be entitled to his vested account balance, payable, at the participant's election, either in a lump sum or in annual installments. If the participant dies before receiving his entire vested account balance, the remainder of his account balance will be paid to the participant's beneficiary in a lump sum.

         Recognition and Retention Plan. The Board of Directors of Chesterfield Financial adopted the 2001 Recognition and Retention Plan, which was approved by stockholders at the 2001 Annual Meeting. Pursuant to the Recognition and Retention Plan, 8,609 shares of stock were awarded to each non-employee director, including Directors C.C. DeHaan, Mangan, Steadman and Walters

         Stock Option Plan. The Board of Directors of Chesterfield Financial adopted the 2001 Stock Option Plan for directors, offices and employees, which was approved by stockholders at the 2001 Annual Meeting.

         Set forth in the table that follows is information relating to options granted under the stock option plan to the Chief Executive Officer during fiscal 2002.


--------------------------------------------------------------------------------------------------------------------
                                          OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------
                                                  Individual Grants
--------------------------------------------------------------------------------------------------------------------
                                             Percent of Total
                                             Options Granted    Exercise
                                Options      to Employees in    or Base                          Grant Date Present
           Name                 Granted          FY 2002          Price      Expiration Date         Value (1)
---------------------------- -------------- ------------------- ----------- ------------------ ---------------------
Michael E. DeHaan               107,618           25.0%           $16.15        11/21/11              $550,186
---------------------------- -------------- ------------------- ----------- ------------------ ---------------------

----------------------
(1) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 14.21%; risk free rate of return of 4.78%; dividend yield of 0%; and a seven-year option life.

         Set forth below is certain information concerning options outstanding to the Chief Executive Officer at June 30, 2002. No options were exercised by the Chief Executive Officer during fiscal 2002.

--------------------------------------------------------------------------------------------------------------------
                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                           FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------------------------------------------
                                                                 Number of Unexercised      Value of Unexercised
                                                                       Options at          In-The-Money Options at
                                                                        Year-End                Year-End (1)
---------------------------- ---------------- ----------------- ------------------------- --------------------------

      Name                    Shares Acquired       Value       Exercisable/Unexercisable Exercisable/Unexercisable
                               Upon Exercise      Realized                (#)                        ($)
---------------------------- ---------------- ----------------- ------------------------- --------------------------

Michael E. DeHaan.......            --               $--              -- / 107,618               $--/ $214,160
---------------------------- ---------------- ----------------- ------------------------- --------------------------

----------------

(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of common stock that would be received upon exercise, assuming such exercise occurred on June 30, 2002, at which date the last trade price of the common stock as quoted on the Nasdaq National Market was $18.14.

Ownership Reports by Officers and Directors

         The Common Stock of the Company is registered with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and Directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company's review of such ownership reports, no officer, director or 10% beneficial owner of the Company failed to file ownership reports on a timely basis for the fiscal year ended June 30, 2002.

Transactions With Certain Related Persons

         In the ordinary course of business, Chesterfield Federal makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on the same terms, including interest rates and collateral, as comparable loans to other borrowers. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

--------------------------------------------------------------------------------
            PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------


         The Company's independent auditors for the year ended June 30, 2002 were Crowe, Chizek and Company LLP. The Board of Directors of Chesterfield Financial has approved the engagement of Crowe, Chizek and Company LLP to be Chesterfield Financial's auditors for the year ending June 30, 2003, subject to the ratification of the engagement by Chesterfield Financial's stockholders at this annual meeting.

         Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe, Chizek and Company LLP during fiscal 2002:

         Audit Fees                                           $   53,300
         Financial Information Systems
           Design and Implementation Fees                     $       --
         All Other Fees                                       $   33,200

         The audit fees noted above include professional services rendered in connection with the audit of the annual financial statements for the fiscal year ended June 30, 2002 and the review of interim financial statements included in the quarterly reports on Form 10-Q filed with the SEC during the fiscal year ended June 30, 2002.

         The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax services, SEC services and services related to the employee stock ownership plan is compatible with maintaining Crowe, Chizek and Company LLP's independence. The Audit Committee concluded that performing such services does not affect Crowe, Chizek and Company LLP's independence in performing its function as auditor of Chesterfield Financial.

         A representative of Crowe, Chizek and Company LLP is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he so desires.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF CROWE, CHIZEK AND COMPANY LLP AS AUDITORS OF CHESTERFIELD FINANCIAL FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------


         In order to be eligible for inclusion in the proxy materials for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Chesterfield Financial's executive office, 10801 South Western Avenue, Chicago, Illinois 60643, no later than June 13, 2003. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

--------------------------------------------------------------------------------
                   ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
                              AT AN ANNUAL MEETING
--------------------------------------------------------------------------------


         The Bylaws of Chesterfield Financial provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of Chesterfield Financial not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require Chesterfield Financial to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

         The date on which next year's annual meeting of stockholders is expected to be held is November 17, 2003. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to Chesterfield Financial by August 19, 2003. If notice is received after August 19, 2003, it will be considered untimely, and Chesterfield Financial will not be required to present the matter at the annual meeting.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------


         The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------


         The cost of solicitation of proxies will be borne by Chesterfield Financial. Chesterfield Financial will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Chesterfield Financial may solicit proxies personally or by telephone without additional compensation.

         A COPY OF CHESTERFIELD FINANCIAL'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2002, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO RICHARD E. URCHELL, VICE PRESIDENT AND SECRETARY, 10801 SOUTH WESTERN AVENUE, CHICAGO, ILLINOIS 60643 OR BY CALLING
(773) 239-6000.


                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ Richard E. Urchell
                                             ------------------------
                                             Richard E. Urchell
                                             Corporate Secretary
Chicago, Illinois
October 11, 2002

                                 REVOCABLE PROXY

                          CHESTERFIELD FINANCIAL CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
                                November 19, 2002

     The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of Chesterfield Financial Corp. (the "Company") who are not named as nominees below, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders ("Annual Meeting") to be held at 10801 South Western Avenue, Chicago, Illinois on November 19, 2002, at 12:00 noon, local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


1. The election as a director of the nominees listed below (except as marked to the contrary below) for a three-year term:

     C.C. DeHaan  Richard E. Urchell

                   FOR                         WITHHOLD
                   [_]                           [_]


INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the space provided.

--------------------------------------------------------------------------------

2. The ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the fiscal year ending June 30, 2003.

              FOR             AGAINST            ABSTAIN
              [_]               [_]                [_]


The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.



                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


         Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy statement prior to a vote being taken on a particular proposal at the Meeting.

         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting, the 2002 Annual Report and a Proxy Statement, dated October 11, 2002.


Dated: _________________, 2002      |_| Check Box if You Plan to Attend Meeting



-------------------------------     -----------------------------------
PRINT NAME OF STOCKHOLDER           PRINT NAME OF STOCKHOLDER


-------------------------------     -----------------------------------
SIGNATURE OF STOCKHOLDER            SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



--------------------------------------------------------------------------------
                Please complete and date this proxy and return it
               promptly in the enclosed postage-prepaid envelope.
--------------------------------------------------------------------------------